                                                                   EXHIBIT 23.1


                             CONSENT OF ERNST & YOUNG LLP


     We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the 1997 Stock Option Plan of Trammell Crow Company and to the incorporation by reference therein of our report dated March 4, 1998, with respect to the consolidated financial statements of Trammell Crow Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                 Ernst & Young LLP

Dallas, Texas
April 14, 1998